Exhibit 99.1

DXC Technology Adds Anthony Gonzalez and Karl Racine to Board of Directors

ASHBURN, Va., January 5, 2023 – DXC Technology (NYSE: DXC) today announced the appointment of Anthony Gonzalez and Karl Racine to the company’s Board effective immediately. Mr. Gonzalez will serve on the Compensation Committee of the Board and Mr. Racine will serve on the Nominating/Corporate Governance Committee of the Board.

“On behalf of all of our directors, we are excited to welcome Anthony and Karl to the DXC Board,” said Mike Salvino, DXC chairman, president and CEO. “They bring proven leadership abilities and valuable experience to our Board, and our management team is looking forward to working with both of them.”

“Since August of 2020, we have appointed seven new Board members to DXC with a broad set of experience, skills, diversity and perspectives that complement the strengths of Mike Salvino and his leadership team,” said Raul Fernandez, Chair of the Board’s Nominating/Corporate Governance Committee. “We are thrilled to have Anthony and Karl join the DXC Board.”

Mr. Gonzalez is a former U.S. congressman for Ohio’s 16th Congressional District in the United States House of Representatives where he served from January 2019 until January 3, 2023. Mr. Gonzalez served on the House Financial Services Committee and the Committee on Science, Space, and Technology. Additionally, he served on the House China Task Force, the Select Committee on the Climate and was Vice Ranking Member of the Diversity and Inclusion Subcommittee on Financial Services. Prior to that, in July 2015 he joined InformedK12 (formerly Chalk Schools) where he served as Chief Operating Officer and led all commercial and business functions for the company until June 2017, helping to triple the size of the business. From June 2014 until June 2015, Mr. Gonzalez served as the Director of Business Development and Corporate Development for Beneco, Inc., where he was a Board Observer and helped stabilize the business through a change of ownership and multiple CEO transitions. A graduate of The Ohio State University and Stanford University’s Graduate School of Business, Mr. Gonzalez played 5 seasons in the National Football League.

Mr. Racine is the former attorney general of the District of Columbia. He was sworn in as the District of Columbia’s first elected attorney general in 2015 and was reelected to a second term in 2018, where he served until January 2, 2023. Mr. Racine serves on the board of directors of Safe Harbor Financial, a financial services technology firm that serves the regulated cannabis industry. In 2021, Mr. Racine served as President of the bipartisan National Association of Attorneys General (NAAG). In 2022, NAAG awarded Racine the highest honor bestowed to a sitting Attorney General—the Kelley-Wyman Award. Mr. Racine draws on over 30 years of legal and leadership experience. Over the course of his career, he has worked at the D.C. Public Defender Service, where he represented district residents who could not afford a lawyer, served as associate White House counsel to President Bill Clinton, and worked on criminal cases and complex civil litigation at private firms. While in private practice, he was elected managing partner of his firm, Venable LLP, and became the first African-American managing partner of a top-100 American law firm. Mr. Racine holds a B.A. from the University of Pennsylvania and a J.D. from the University of Virginia School of Law.

About DXC Technology

DXC Technology (NYSE: DXC) helps global companies run their mission-critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private, and hybrid clouds. The world’s largest companies and public sector organizations trust DXC to deploy services to drive new levels of performance, competitiveness, and customer experience across their IT estates. Learn more about how we deliver excellence for our customers and colleagues at DXC.com.

Forward-Looking Statements

All statements in this document that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the coronavirus disease 2019 crisis and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate. For a written description of these factors, see the section titled “Risk Factors” in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, and any updating information in subsequent SEC filings. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this report or to reflect the occurrence of unanticipated events except as required by law.

Contact:

John Sweeney, CFA, Head of Marketing and Investor Relations, +1-980-315-3665, john.sweeney@dxc.com
Sean B. Pasternak, Corporate Media Relations, +1-647-975-7326, sean.pasternak@dxc.com
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